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                                                                    EXHIBIT 23.1

                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

     As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-56983 on Form S-3 of Cross Timbers Oil Company and Cross Timbers Royalty Trust, Registration Statement Form S-3 of Cross Timbers Oil Company and on Form S-1 of Texas Permian Trust No. 333-85777 and Registration Statements No. 333-46909 and No. 333-79747 on Form S-3 of Cross Timbers Oil Company of our report dated November 22, 1999, included in Cross Timbers Oil Company's Current Report on Form 8-K/A dated September 15, 1999, Amendment No. 1. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998, or performed any audit procedures subsequent to the date of our report.



ARTHUR ANDERSEN LLP

Fort Worth, Texas
November 29, 1999